Exhibit 10.9

Mobile Advertisement Business Cooperation Agreement

Agreement No:

Party A: Beijing LeMeng Interactive Technology Co.

Party B:

Cooperation prerequisites

1. A and B are legally registered companies. Both Parties undertake that they are capable of enjoying and assuming the rights and obligations as agreed in this Agreement, and that the matters of signing and performance have been legally and effectively approved by their relevant internal departments in accordance with their internal articles of association and other provisions.

2. In order to give full play to the resource advantages of both Parties in their respective service fields, both Parties, on the principle of equality and mutual benefit, complementary advantages and common development, Party A wishes to use Party B’s phone bill resources (including China Mobile, China Unicom and China Telecom) to realize its own business application needs.

Article 1 Business Definition

1. phone bill backward operation business: Party A purchases the phone bills and provides them to its users in accordance with certain rules set by Party A. The phone bills are all paid by Party A. The user who consumes the phone bill does not need to pay for the use of the phone bills.

2. User: Only the final individual recipient and user who receives the phone bills from Party A.

Article 2 Cooperation

1. The phone bill backward operation business mainly refers to the use of phone bills as cooperation resources, and cooperate with Party A to carry out business cooperation within the scope of the whole country or some provinces.

2. Party A undertakes to comply with the existing business management system of the operator, and Party A shall ensure that the application clients it operates are legal and do not contain illegal codes, and do not maliciously steal or leak user information or charge users illegally.

3. In order to guarantee the smooth cooperation between the two sides, the two sides provide a contact for this project, who is responsible for communicating and solving the problems in the business between the both Parties as well as the reconciliation and settlement between the both Parties.

Article 3 Cooperation Model

1. Scope of cooperation

Party B uses [national/provincial common phone bill] as the cooperation resource, and cooperates with Party A to carry out business cooperation within the scope of the whole country or some provinces.

2.Business model

Party A purchases [national/provincial universal phone package] from Party B and provides it to its designated users with corresponding specifications. Party B will deliver phone bills to Party A’s designated subscribers through China Mobile, China Unicom and China Telecom.

3. Business Process

Party A selects the following [2] types of call delivery methods.

(1) Bulk delivery: Party A will summarize the list of cell phone numbers and tariff specifications of its designated users according to the time agreed by both parties and send them to Party B’s contact person via email. After confirming the data, Party B will complete the delivery according to the time agreed by both parties.

(2) Interface delivery: Party B provides a standardized data interface to Party A. Party A can directly call this interface to its designated cell phone number to complete the call delivery.

Party B shall promptly inform Party A of any unforeseen events in the course of phone bill delivery, and both parties shall propose solutions after consultation.

Article 4 Billing and Settlement

1. Service Price

(1) Generic package: The generic package provided by Party B will be delivered to Party A’s designated users for marketing promotion. During the validity of the contract, if the price system of the generic package is adjusted and changed by the operator, Party B has the right to set the new settlement price and inform Party A in advance by email/QQ, if Party A cannot accept the latest price, the agreement will be automatically terminated.

2. Payment mode

(1) Payment is made in the form of “prepayment and deduction”, and Party A can initiate prepayment application several times during the contract period, with the prepayment amount not less than RMB XX yuan each time. Party B will issue a formal invoice every month according to the actual consumption of Party A.

(2) Party A shall prepay to Party B the amount of RMB Yuan (capital Yuan in whole) for the phone bill within [3] working days after the signing of this Agreement. Party B shall open the corresponding amount of credit authorization in the integrated platform business management system according to Party A’s prepayment amount for Party A’s phone bill usage; when Party A’s prepayment usage reaches [80] percent, Party B shall issue a prepayment usage warning to Party A, and Party A shall pay the next prepayment in time; this product is a prepaid product, and Party A shall pay the current payment to Party B before usage.

(3) Account information of both parties

Party A account name: Beijing LeMeng Interactive Technology Co.

Party A account bank: China Merchants Bank Beijing Datun Road Sub-branch

Party A account number: 110912997110901

Party B’s account name:

Party B’s account bank:

Party B’s account number

3. Settlement cycle and data reconciliation

Both parties will settle the charges according to the natural month, and the settlement charges will be based on the business bill issued by Party B. Party B will summarize the actual consumption of Party A’s phone bills by natural month. Party B will provide Party A with the actual service bill of the previous month by email before the 10th of each month. Party A shall check and confirm the business bill before the 15th day of each month, and the late confirmation shall be deemed as Party A’s confirmation of the business bill. If Party A disagrees with the business statement, Party B’s data shall prevail if the difference between the data of both parties is less than 0.1%. Party B can coordinate the review and the final data will be subject to Party B’s system data, and Party B will not accept any reconciliation application initiated beyond the 15th of each month. If the difference is greater than 0.1%, the settlement data confirmed by both parties will be adjusted in the next reconciliation period.

Article 5 Party A’s Rights and Obligations

1. Party A shall not use the content entrance of the call service to conduct competitive or comparative propaganda in the field of communication business and telecommunication services. Otherwise Party B has the right to immediately stop the delivery of phone bills or unilaterally terminate this Agreement.

2. Party A shall ensure the normal operation and business development of its own platform. If the user’s bill delivery fails or the bill delivery is wrong due to the failure of Party A’s business platform, Party A shall explain to the user and notify Party B within 24 hours after the failure occurs, and take corresponding troubleshooting and stop loss measures at the same time. Party A shall bear the business loss caused by Party A’s system failure or untimely notification.

3. Party A is responsible for resolving user complaints or disputes related to its services and establishing effective and smooth communication channels with Party B. Party B shall be provided with internal customer service contact channels, customer service mailboxes or other contact information, and Party A must ensure that 7*24 hours telephone customer service is provided, and changes in service hours on holidays must be declared. Party B must be notified in writing two months in advance of any change in contact information, and the original number must be retained for at least two months.

4. For user complaints referred to Party B by Party A, Party B must provide feedback to Party A on the processing results according to the time limit (maximum 24 hours) required by Party A’s specific work order; if the customer complaint is caused by Party A, Party A shall bear the relevant responsibility; for user complaints for which neither Party A nor Party B can give reasonable explanation, Party B, as the final resolving party, is responsible for the final and proper handling of user complaints.

5. Party A shall ensure that the application client operated by Party A is legal and does not contain illegal code, does not steal or leak user information maliciously, and does not charge users illegally. If the application client provided by Party A causes any damage to users, Party A shall be responsible for the breach of contract.

6. Party A promises not to cooperate with vendors with bad reputation, not to use illegal means to use and promote the call service, strictly abide by the national call price system of China Mobile, China Unicom and China Telecom, not to break the standard pricing in any way, and accept the supervision and inspection of the relevant business authorities of the operators. In case of violation, we will voluntarily assume all responsibilities and accept the treatment of the responsibility of violation, and the customer complaints or legal disputes brought about by this will be borne entirely by Party A.

7. Party A shall guarantee the security of the merchant account and password of the call platform provided by Party B. If the merchant account and password are leaked or stolen due to Party A’s reasons, the resulting costs shall be borne by Party A.

8. Party A undertakes to comply with and ensure that all business content strictly conforms to the “Internet Information Service Management Measures” and other relevant state laws and regulations, and signs Annex I of this Agreement: Internet Security Commitment Guarantee.

Article 6 Party B’s Rights and Obligations

1. Party B promises to complete the delivery of phone bills in accordance with Party A’s requirements on time, but if the delivery of phone bills fails due to Party A’s designated users not meeting the delivery constraints such as abnormal status, mutual exclusion of subscribed packages and other force majeure, Party B shall return the results of phone bills delivery to Party A immediately.

2. Party B shall provide Party A with technical documents and technical support necessary for business connection, and cooperate with Party A in the corresponding development and testing work. Party B guarantees that the services it provides will not affect the normal and stable operation of Party A’s products.

3. Party B arranges special personnel to interface with Party A to ensure that Party A can confirm and verify business bills and inquire about the delivery of phone bills and Party A’s account balance. If Party A raises objection, Party B will be responsible for explaining and verifying the data in accordance with the agreement between the two parties on data verification.

Party B undertakes to use the information of Party A’s designated users (including but not limited to user names, contact numbers, etc.) within the scope of this agreement and shall not provide any third party with the information of Party A’s designated users.

5. During the cooperation period, Party A shall not affect the operator or Party B’s brand image during the implementation of its marketing promotion plan; shall not violate the principles stipulated in this Agreement. Party B has the right to control Party A’s violation.

6. If Party B suffers losses due to Party A, Party A shall bear full responsibility for compensation and Party B shall have the right to deduct Party B’s losses from Party A’s advance payment on a priority basis; for any shortfall, Party B reserves the right to make further recovery.

7. Party B shall notify Party A in advance if it affects or may affect the users’ use of the general tariff service due to foreseeable reasons such as relevant network, equipment debugging and maintenance.

8. Party B is obliged to cooperate with Party A to verify the arrival of phone bills within the month of phone bill recharge. According to the inquiry rules of the operator’s website, Party A needs to make a request for verification of arrival within the month of recharge. If the request is made at a time other than the month of recharge, Party B has the right to reject Party A’s request according to the operator’s inquiry rules.

9. Party B is obliged to ensure that the platform will automatically retry once in case of order callback timeout or exception. If the callback is not successfully received for a long time, please consult customer service or log in to the client within 6 hours of the order occurrence for self-help inquiry. If the order is still not clear, please confirm manually within 24 hours, and Party A shall be responsible for any loss caused by not confirming manually within the specified time.

Article 7 Confidentiality

1. The commercial secrets of the Agreement include but not limited to financial secrets, technical information, business know-how, other confidential information and materials.

2. Both A and B shall be responsible for keeping the user information obtained through the business and the content related to the cooperation between the two parties confidential. The other Party shall not disclose to any third Party without the prior written consent of one Party.

3. The confidentiality obligations described in the preceding paragraph shall not apply to any part of the information that

1) The Recipient had knowledge of the Confidential Information through public channels prior to receipt of such information

2) Confidential information that was already in the public domain and this situation was not caused by the negligence of the receiving party.

Confidential information received by the recipient from a third party who is entitled to provide such information to the recipient without any obligation to keep such information confidential.

4. For the purposes of the Agreement, either party may disclose or provide Confidential Information to employees or contractors performing duties with respect to Confidential Information, provided that similar confidentiality obligations as described above are imposed on its employees or contractors.

5. A party to the Agreement may make disclosures to the extent appropriate under law or in accordance with governmental authorities or listing rules or standard practice, but shall inform the other party in writing of such disclosures in connection with this Agreement prior to such disclosure.

Article 8 Force Majeure and Contingency

1. “Force majeure” refers to the objective circumstances that cannot be foreseen, avoided and overcome by both parties to the Agreement. This includes natural disasters such as earthquakes and governmental acts, wars, terrorist events, mass epidemics, etc.; accidents are not caused by the intention or negligence of the perpetrator, but by unforeseeable reasons, such as mobile operator gateway failures, or related network and server upgrades, hacking, computer virus attacks, network crashes or any other similar or different eventualities.

2. Not responsible for the inability of either party to perform its obligations due to force majeure or accident, but shall promptly inform the other party.

3. If the contract cannot be performed due to force majeure, the liability shall be partially or fully exempted. With the following exceptions:

1) Liability for delay in the performance of monetary debts shall not be waived by force majeure.

(2) Force majeure occurring during the period of delayed performance shall not have the effect of exoneration.

4. The party in which a force majeure event occurs shall inform the other party of the event within three days (if it is impossible to do so due to objective circumstances, it shall do so immediately after the circumstances that prevent it from doing so have disappeared). According to the degree of impact of the event on the performance of the agreement, both parties shall decide whether to continue to perform this agreement or terminate the agreement through consultation.

Article 9 Term of Cooperation

1. The term of this Agreement shall be from the date of its expiration.

2. If both parties do not raise any written objection within three months before the expiration of the term of this Agreement, it shall be deemed to be automatically extended for one year according to the content of this Agreement, and the number of extensions shall not be limited.

Article 10. Changes, Cancellation and Termination of the Agreement

1. Party A and Party B may change or terminate the Agreement by consensus.

2. Party B has the right to terminate this agreement if Party A conducts business in violation of relevant laws and regulations or damages the image of the state, the collective, Party B or third parties.

If the tariff changes due to the adjustment of the telecom operator or Party B’s business, Party B has the right to make corresponding adjustment; if Party A does not accept the adjustment, it may unilaterally terminate the Agreement.

4. Unless otherwise agreed herein, if the Operator or other higher authorities (including Party B’s partner) close/stop/terminate the cooperation business of this Contract for whatever reason, this Contract shall automatically terminate and the Parties shall not be deemed to be in breach of this Contract with each other. The termination of this Contract shall not affect the rights and obligations of both parties under this Contract which have arisen prior to the date of termination of this Contract.

5. No matter the Agreement is cancelled, terminated, revoked or invalid, both parties shall make financial settlement according to the period stipulated in the Agreement.

Article 11 Liability for Breach

1. Both Parties shall perform their obligations under thE Agreement in good faith. If one party does not perform or does not perform the contract in good faith, causing the other party to be unable to operate or perform this Agreement, the defaulting party may unilaterally terminate the contract and has the right to pursue the responsibility of the defaulting party.

2. For non-fundamental breach of contract, the defaulting party may send a notice to the other party to stop the breach, and if the defaulting party fails to correct the breach within 7 days, the defaulting party may choose to terminate this agreement or continue to perform the contract, and has the right to demand the other party to bear the responsibility for the breach.

3. If one party violates other relevant agreements of the Agreement, the other party has the right to request the defaulting party to rectify or make up in time, and if the defaulting party fails to take measures within 72 hours, the defaulting party has the right to terminate the contract and demand compensation for economic loss. If the defaulting party fails to take measures within 72 hours, the defaulting party has the right to terminate the contract and demand compensation for economic loss.

4. Party A shall compensate Party B for the losses caused by the breach of its obligations under the Agreement (including the losses and liabilities that Party B shall bear to other parties).

5. Party B’s compensation for losses caused to Party A due to its breach of its obligations under the Agreement is limited to Party A’s own direct losses (...). Party B shall not be liable for any loss not caused by Party B (e.g. operator/partner of Party B, etc.).

6. If the service is interrupted due to the delay of payment by Party A, Party B shall not be responsible for any legal and economic liabilities arising therefrom. Notice of information violations may be notified through the Agreement contact information, including but not limited to telephone, email or other reasonable means, both parties need to ensure that the contact information provided is true and valid, otherwise all responsibilities caused by this shall be borne by the negligent party.

Article 12 Dispute Resolution

1. If some provisions of the Agreement are invalid, it does not affect the validity of other provisions of the Agreement.

2. In case of disputes arising from the performance of the Agreement, both parties shall first negotiate amicably, and either party shall have the right to file a lawsuit with the court of jurisdiction in the defendant’s location if the negotiation fails. The parties shall have the right to file a lawsuit in a court of competent jurisdiction where the defendant is located.

Article 13 Others

1. Any matters not covered by the Agreement shall be resolved by the parties A and B through friendly consultation and the signing of supplementary documents in writing.

2. The Agreement shall take effect after both parties affix the special seal or official seal of the contract. Each party shall have two (2) copies in duplicate with equal legal effect.

3. Each party shall ensure the validity of the contact information and address provided by it and assume full responsibility for any failure or delay in delivery and contact, and both parties agree to transmit documents and information by written letter, electronic network, or fax. If documents and information are transmitted by electronic network or fax, they shall be deemed to be delivered on the date of transmission.

Contact Information

Party A: Beijing LeMeng Interactive Technology Co.

Address: 408 Satellite Building, No. 63 Zhichunli, Haidian District, Beijing

Contact: Yang Xianhe

Tel: 010-56833186

Party B :

Address :

Contact:

Tel:

4. The annex to this contract is, Annex I: Internet Security Commitment Guarantee.

[No agreement text below]

Party A (seal): Beijing LeMeng Interactive Technology Co.	Party B (seal).
Signature of Authorized Person:	Signature of Authorized Person:
Date:	Date:

Annex I: Internet Security Commitment Guarantee A

1. We solemnly undertake to comply with the relevant provisions of this commitment, if there is a violation of the relevant provisions of this commitment, we shall bear all civil, administrative and criminal liability arising therefrom.

2. We are committed to comply with the Regulations of the People’s Republic of China on the Security Protection of Computer Information Systems and Measures for the Administration of International Network Security Protection of Computer Information Networks and other relevant national laws, regulations and administrative rules and regulations.

3. Our business promotion of the application software to accept the supervision and inspection of the Municipal Public Security Bureau of Network Supervision Branch, truthfully and actively provide information on security protection, information and data files, and actively assist in investigating and dealing with illegal acts through the international network of computer information networks.

4. We guarantee not to use the international Internet to endanger national security, leak state secrets, not to infringe on the national, social and collective interests and the legitimate rights and interests of citizens, and not to engage in illegal and criminal activities.

5. We are committed do a good job of network information security management of the unit’s application software in strict accordance with the relevant national laws and regulations, set up the person responsible for information security and information security reviewer, the person responsible for information security and information security reviewer in the Municipal Public Security Bureau of Internet Supervision Branch approved security technology training, licensed to work.

6. The updated version of our client involving bill cooperation and the URL address and other related business information involved in the process of business development will be reported to Jiangsu Yiru Information Technology Co. Party B reserves the right to pursue legal responsibility.

7. We are committed improve the Internet security management system and the implementation of technical measures to protect the security.

8. We are committed not to produce, copy, access and disseminate the following information:

(1) against the basic principles established by the Constitution

(2) endangering national security, leaking state secrets, subverting state power and undermining national unity

(3) damage to national honor and interests.

(4) inciting ethnic hatred, ethnic discrimination and undermining national unity

(5) undermining national religious policies, promoting evil cults and feudal superstitions

(6) spreading rumors, disturbing social order and destabilizing society

(5) spreading obscenity, pornography, gambling, violence, murder, terror or abetting crime

(8) insulting or slandering others, infringing on the legitimate rights and interests of others

(9) inciting illegal assemblies, associations, marches, demonstrations, and gatherings to disrupt social order

(10) activities in the name of illegal civil organizations.

(11) containing other content prohibited by laws and administrative regulations.

(12) representation or implicit representation of sexual acts, sexually suggestive, provocative or insulting content.

(13) the direct exposure and depiction of sexual parts of the human body.

(14) the description of sexual acts, sexual processes, sexual manner or language with sexual innuendo or sexual provocation

(15) descriptions of sexual parts, exposure, or content with only very small coverings.

(16) no clothing is worn on the whole body or private parts, and only the body is used to cover the contents of the private parts;

(17) contents such as leaks, sneak shots, and omissions that infringe on personal privacy;

(18) attract clicks with provocative headlines;

(19) Pornography, vulgar novels, audio and video content that are prohibited by relevant departments from spreading, including abridged fragments of some movies;

(20) Improper dating information such as one-night stand, wife swap, SM, etc.;

(21) Erotic animation;

(22) Promote bloody violence, malicious abuse, insults to others, etc.;

(23) Illegal sex products advertisements and STD treatment advertisements;

Maliciously spread the privacy of others without the permission of others or using “human flesh search”.

(24) We are committed not to engage in the following activities that endanger the security of computer information networks.

(1) Entering the computer information network or using computer information network resources without permission;

(2) Deleting, modifying or adding computer information network functions without permission;

(3) Delete, modify or add data and applications stored or transmitted on the computer information network without permission;

(4) Deliberately making and spreading computer viruses and other destructive programs;

(5) Other endangering computer information network security.

9. We are committed to take immediate emergency measures when a major security incident occurs in the computer information system, retain the relevant original records, and report to the Municipal Public Security Bureau of Internet Supervision Branch within 24 hours.

10. If the violation of the terms of this commitment and the relevant state laws and regulations, the unit directly bear the corresponding legal responsibility, resulting in third-party property damage, the unit directly compensate.

11. The Commitment undertaking shall come into force from the date of signing.

The full name of the company: Beijing LeMeng Interactive Technology Co.

Legal representative: Feng Baohua

Date: December 9, 2018